UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

March 6, 2018

Date of Report

(date of earliest event reported)

GEX MANAGEMENT, INC.

(Exact name of registrant as specified in its charter)

Texas	000-55867	56-2428818
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12001 N. Central Expy., Suite 825

Dallas, Texas 75243

(Address of principal executive offices (zip code)

(877) 210-4396

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b of this chapter).

Emerging growth company [x]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [x]

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Item 1.01           Entry into a Material Definitive Agreement

C6 Capital Agreement for the Purchase and Sale of Future Receipts

On March 6, 2018, GEX Management, Inc., a Texas corporation (“GEX” or the “Company”), and C6 Capital, LLC (“C6 Capital”), entered into an agreement for the purchase and sale of future receipts (“C6 Agreement”). Pursuant to the terms and conditions of the C6 Agreement, GEX sold 15% of GEX’s proceeds of each future sale made by GEX of up to $1,066,050 (“Future Sales Amount”) to C6 Capital for an immediate cash payment by C6 Capital of $772,500 (“Purchase Price”). The C6 Agreement includes an origination fee of $23,175, and daily payments in the amount of $5,077 to be made by GEX to C6 Capital until the Future Sales Amount is paid in full. The terms of the C6 Agreement contain customary and standard terms with respect to these types of contracts.

Carl Dorvil, chief executive officer of the Company, has entered into a separate personal guaranty of performance with C6 Capital, in which Mr. Dorvil personally guarantees the complete performance of the Company’s obligations described in the C6 Agreement. The foregoing is a summary of the terms of the C6 Agreement, does not purport to be complete and is qualified in its entirety by reference to the C6 Agreement, a copy of which is attached as Exhibit 10.4 and incorporated herein by reference.

Payroll Express Membership Interest Purchase Agreement

On May 4, 2018, the Company entered into a membership interest purchase agreement (“Purchase Agreement”) to purchase 25% member interest in Payroll Express, LLC, a California limited liability company (“Payroll Express”), for the purchase price of $500,000 from Julia Hashemieh, an individual residing in California (“Ms. Hashemieh”).

Pursuant to the terms of the Purchase Agreement, Ms. Hashemieh represented and warranted to be the sole owner of all the issued and outstanding member interest of Payroll Express. Payroll Express, independent of Ms. Hashemieh individually, made further representations and warranties in the Purchase Agreement to the Company. The Purchase Agreement also grants the Company the right, but not the obligation, to purchase an additional 25% member interest from Ms. Hashmehieh under similar terms.

The foregoing is a summary of the terms of the Purchase Agreement, does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, a copy of which is attached as Exhibit 10.5 and incorporated herein by reference.

Convertible Debt Financing

On April 26, 2018, the Company entered into securities purchase agreements with two institutional investors (“Investors”), pursuant to which the Company issued two separate convertible promissory notes, each in the original principal sum of up to $500,000 (“Notes”) bearing interest at the rate of 10% per annum. The initial amount advanced under each Note was $90,000 and $87,500, respectively, in each case giving effect to an original issue discount (“OID”) of 10% and 12.5%, respectively, and additional amounts can be advanced as agreed to by the parties. The Notes are convertible into shares of Company common stock at the initial conversion price of $2.50 per share, and commencing six months after the issuance, at the lesser of (i) $2.50 per share and (ii) 65% of the market price. The Company may prepay any amount outstanding under the Notes; during the initial 60 day period after the issuance, the prepayment price equals 120%; during the period commencing 61 days from issuance until 120 days from issuance, the prepayment price equals 138%; and during the period commencing 121 days from issuance until 180 days from issuance, the prepayment price equals 145%. Thereafter, the Notes are not pre-payable.

The foregoing is a summary of the terms of the securities purchase agreement and the Notes, does not purport to be complete and is qualified in its entirety by reference to the form of securities purchase agreement, a copy of which is attached as Exhibit 10.1, and the form of Note which is attached as Exhibit 10.2.

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The Company granted certain registration rights in connection with the issuance of one of the notes, a copy of which is attached as Exhibit 10.3.

Item 2.03           Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

Item 3.02           Unregistered Sales of Equity Securities

The disclosure set forth under Item 1.01 of this Report is incorporated by reference into this item.

The issuance of the convertible notes was exempt from the registration requirements of the Securities Act of 1933, as amended (“Act”), for the private placement of these securities pursuant to Section 4(a)(2) of the Act.

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Resignation of Officer and Director

On April 20, 2018, Clayton Carter resigned as an executive officer and director of the Company. Mr. Carter had no disagreement with the Company over its policies and practices. The positions Mr. Carter held at GEX included chief financial officer, principal accounting officer, secretary, treasurer and member of the board of directors.

Appointment of Interim Chief Financial Officer, Interim Principal Accounting Officer and Director

On May 4, 2018, the Board appointed Dario Saintus as interim chief financial officer, interim principal accounting officer and director of the Board of Directors. Prior to joining the Company, Mr. Saintus, 33, received his Bachelor of Arts in markets and culture from Southern Methodist University in 2008, and went on to receive his Master of Business Administration from the SMU Cox School of Business in 2018. From June 2008 to October 2014, Mr. Saintus worked for New York Life Insurance Company as a financial advisor, and presently serves as the managing partner and chief executive officer of Portrait Financial, LLC. Mr. Saintus has served in this role at Portrait Financial since November 2014.

In connection with his appointment as interim chief financial officer and interim principal accounting officer, the Company entered into an employment agreement with Mr. Saintus stipulating the terms of his at-will employment with the Company. Pursuant to the employment agreement, Mr. Saintus will receive a base salary of $36,000 per year. Mr. Saintus also agreed to enter into the Company’s standard confidentiality and non-disclosure agreement, which contains provisions customary for agreements of this type. These include confidentiality, non-disparagement, non-competition, and non-solicitation provisions.

Mr. Saintus was elected to the Board of Directors by a majority of the Directors and Mr. Saintus will serve out the unexpired term of Mr. Carter.

Since the beginning of the Company’s last fiscal year, there was no transaction, and no planned transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. Saintus had or will have a direct or indirect material interest. Mr. Saintus has no family relationships with any director or executive officer of the Company, and there are no arrangements or understandings with any person pursuant to which he was selected as an officer of the Company. In addition, there have been no transactions in which Mr. Saintus has an interest requiring disclosure under Item 404(a) of Regulation S-K.

The foregoing description of the employment agreement does not purport to be complete, and is qualified in its entirety by reference to the complete text of the employment agreement filed as Exhibit 10.6 to this Form 8-K.

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ITEM 9.01           Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Securities Purchase Agreement

10.2	Form of Convertible Promissory Note

10.3	Form of Registration Rights Agreement

10.4	Agreement for the Purchase and Sale of Future Receipts dated March 6, 2018

10.5	Membership Interest Purchase Agreement dated May 4, 2018

10.6	Employment Agreement of Mr. Dario Saintus dated May 4, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

GEX MANAGEMENT, INC.

By:   /s/ Carl Dorvil

Carl Dorvil

Chief Executive Officer

Dated:  May 10, 2018

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